Exhibit 99.1

IMMEDIATE RELEASE     May 9, 2011

NEOPROBE ANNOUNCES FIRST QUARTER RESULTS
Business Update and Conference Call Scheduled

DUBLIN, OHIO – May 9, 2011 -- Neoprobe Corporation (NYSE Amex: NEOP), a diversified developer of innovative biomedical surgical oncology products, today announced consolidated results for the first quarter of 2011. First quarter 2011 revenues were $2.8 million compared with $2.7 million reported for the first quarter of 2010.  Gross profit for the first quarter of 2011 was $2.1 million, compared to $1.8 million for the first quarter of 2010. Operating expenses increased to $5.6 million for the first quarter of 2011 from $3.5 million for the first quarter of 2010.  Neoprobe’s loss from operations for the first quarter of 2011 was $3.5 million compared to $1.7 million for the first quarter of 2010.

For the first quarter of 2011, Neoprobe reported a net loss attributable to common stockholders of $4.4 million, or $0.05 per share, compared to a net loss attributable to common stockholders of $2.5 million, or $0.03 per share, for the first quarter of 2010.  As discussed more fully below, the Company’s net loss attributable to common stockholders for both the first quarters of 2011 and 2010 were partially due to mark-to-market adjustments related to derivative accounting treatment required for certain financial instruments on the Company’s balance sheet at the time.

Brent Larson, Neoprobe’s Vice President, Finance and CFO, said, “Our revenues for the first quarter of 2011 grew approximately 6% due primarily to grant revenue received related to our Lymphoseek® development efforts.  This offset a modest decrease in revenue from our gamma detection device sales that were down from the record first quarter level that we saw in 2010.  The decline in revenues related primarily to declines in wireless probe sales coupled with minor decreases in price.  However, gross margins from our device sales improved slightly to 69% for the first quarter of 2011 compared to 67% for the same period in the prior year due to certain product cost reductions we were able to achieve.  Our operating costs increased in the first quarter of 2011 compared to the first quarter of 2010 due primarily to the accrual of costs related to the separation of our former President and CEO, David Bupp.  Research and development costs over the two periods remained relatively consistent.”

“We are pleased with the progress we’ve made so far in 2011 in achieving our strategic goals and objectives,” said Dr. Mark Pykett, Neoprobe’s President and CEO.  “We are continuing our efforts to prepare and submit the New Drug Application for Lymphoseek® to FDA, to move our RIGScan™ development activities forward, and to identify opportunities for future growth.  The announcement of outstanding top-line Lymphoseek data highlighted an active and successful quarter.”

Following are some of the milestones achieved by Neoprobe so far in 2011:

•	Gained listing of our common stock on the NYSE: Amex Stock Exchange
•	Improved investor awareness through presentation at several prominent investor conferences
•	Announced that our second clinical study of Lymphoseek in subjects with breast cancer or melanoma (NEO3-09) reached its accrual goal
•	Completed a successful Pre-Investigational New Drug meeting for RIGScan with the FDA
•	Reached agreement with our major investor regarding Board composition
•	Appointed Dr. Mark Pykett as President and CEO
•	Filed a shelf registration on Form S-3 to allow the Company to raise capital as necessary through the sale of up to $100 million in a primary offering of securities
•	Announced that Lymphoseek met all primary and secondary endpoints in the NEO3-09 clinical study

NEOPROBE CORPORATION
ADD - 2

“In summary, our gamma detection device business continues to demonstrate positive performance,” Dr. Pykett continued.  “We look forward to adding further clarity to our Lymphoseek data at the upcoming Annual Meeting of the American Society of Clinical Oncology in early June, and sharing additional elements of the positive data and incidental findings from the NEO3-09 clinical trial.  We are confident that the detail of our disclosures will demonstrate the reasons for our continued optimism regarding Lymphoseek’s potential.”

Under the applicable accounting rules for financial instruments, embedded features of certain of the Company’s notes, preferred stock, and warrants to purchase common stock are considered derivative liabilities when these instruments contain language that provides for the resetting of the instruments’ exercise/conversion prices in the event that the Company issues common stock at prices below the exercise/conversion prices of the respective instruments.  Treatment of these instruments as derivative liabilities results in them being reflected on the Company’s balance sheet at their fair values (i.e., marked to market) based on certain assumptions, including the trading price of the Company’s common stock.  Neoprobe’s management believes, however, that the inclusion of such mark-to-market adjustments in the Company’s financial results does not appropriately communicate the results of the Company’s operating performance and development activities to our investors.  As a result, Neoprobe’s management believes the ability of investors to analyze Neoprobe’s business trends and to understand Neoprobe’s performance may be better served by reviewing certain operational measures such as revenues, development expenses and income (loss) from operations.

Neoprobe’s President and CEO, Dr. Mark Pykett, Senior Vice President, Pharmaceutical Research and Clinical Development, Dr. Frederick Cope, and Senior Vice President and CFO, Brent Larson, will provide a business update and discuss the Company’s results for the first quarter of 2011 during a conference call scheduled for 9:00 AM ET, Tuesday, May 10, 2011.

Conference Call Information
TO PARTICIPATE LIVE:		TO LISTEN TO A REPLAY:
Date:	May 10, 2011	Available until:	May 24, 2011
Time:	9:00 AM ET	Toll-free (U.S.) Dial in # :	877-660-6853
		International Dial in # :	201-612-7415
Toll-free (U.S.) Dial in # :	877-407-8033	Replay pass codes
International Dial in # :	201-689-8033	(both required for playback):
		Account # :	286
		Conference ID # :	372140

Contacts:

Neoprobe Corporation -- Brent Larson, Sr. VP & CFO – (614) 822-2330

Investor Relations – Michael Rice, LifeSci Advisors -- (201) 408-4923

Public Relations/Media Relations – Mark Marmur, Makovsky & Co. -- (212) 508-9670

- more -

NEOPROBE CORPORATION
ADD - 3

About Neoprobe

Neoprobe is a biomedical company focused on enhancing oncology patient care and improving patient benefit.  Neoprobe currently markets the neoprobe® GDS line of gamma detection systems that are widely used by cancer surgeons.  In addition, Neoprobe holds significant interests in the development of related biomedical systems and radiopharmaceutical agents including Lymphoseek® and RIGScanTM CR.  Neoprobe’s subsidiary, Cira Biosciences, Inc., is also advancing a patient-specific cellular therapy technology platform called ACT.  Neoprobe’s strategy is to deliver superior growth and shareholder return by maximizing its strong position in gamma detection technologies and diversifying into new, synergistic biomedical markets through continued investment and selective acquisitions.  www.neoprobe.com

The Private Securities Litigation Reform Act of 1995 (the Act) provides a safe harbor for forward-looking statements made by or on behalf of the Company. Statements in this news release, which relate to other than strictly historical facts, such as statements about the Company’s plans and strategies, expectations for future financial performance, new and existing products and technologies, anticipated clinical and regulatory pathways, and markets for the Company’s products are forward-looking statements within the meaning of the Act.  The words “believe,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions identify forward-looking statements that speak only as of the date hereof.  Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company’s continuing operating losses, uncertainty of market acceptance of its products, reliance on third party manufacturers, accumulated deficit, future capital needs, uncertainty of capital funding, dependence on limited product line and distribution channels, competition, limited marketing and manufacturing experience, risks of development of new products, regulatory risks and other risks detailed in the Company’s most recent Annual Report on Form 10-K and other Securities and Exchange Commission filings.  The Company undertakes no obligation to publicly update or revise any forward-looking statements.

- more -

NEOPROBE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2011	2010
	(unaudited)
Assets:

Cash	$9,704,428	$6,420,506
Other current assets	3,528,799	3,812,497
Non-current assets	640,297	629,735

Total assets	$13,873,524	$10,862,738

Liabilities and stockholders' deficit:

Current liabilities, including current portion of notes payable and derivative liabilities	$4,429,679	$3,944,439
Derivative liabilities, long-term	145,679	2,077,799
Other liabilities	812,206	708,755
Stockholders' equity	8,485,960	4,131,745

Total liabilities and stockholders' deficit	$13,873,524	$10,862,738

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
	Three Months Ended
	March 31,	March 31,
	2011	2010
	(unaudited)	(unaudited)

Total revenues	$2,839,236	$2,682,872
Cost of goods sold	755,987	888,867
Gross profit	2,083,249	1,794,005

Operating expenses:
Research and development	2,589,552	2,401,672
Selling, general and administrative	2,970,262	1,128,202
Total operating expenses	5,559,814	3,529,874

Loss from operations	(3,476,565)	(1,735,869)

Interest expense	(1,607)	(284,438)
Change in derivative liabilities	(953,789)	(429,292)
Other income, net	2,806	1,358

Loss from continuing operations	(4,429,155)	(2,448,241)

Discontinued operations	7,026	(11,873)

Net loss	(4,422,129)	(2,460,114)

Preferred stock dividends	(25,000)	(60,000)

Loss attributable to common stockholders	$(4,447,129)	$(2,520,114)

Loss per common share (basic and diluted):
Continuing operations	$(0.05)	$(0.03)
Discontinued operations	$0.00	$(0.00)
Attributable to common stockholders	$(0.05)	$(0.03)

Weighted average shares outstanding:
Basic and diluted	85,416,015	79,571,399